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As filed with the Securities and Exchange Commission on May 25, 2005

Registration No. 333-116156

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 12
to
Form S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SSA GLOBAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	7371 (Primary Standard Industrial Classification Code Number)	84-1542338 (I.R.S. Employer Identification Number)

500 W. Madison Suite 2200 Chicago, Illinois 60661 (312) 258-6000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)	Kirk Isaacson, Esq.
Executive Vice President,
General Counsel and Secretary
500 W. Madison
Suite 2200
Chicago, Illinois 60661
(312) 258-6000
(Name, Address, Including Zip
Code, and Telephone Number,
Including Area Code, of Agent For Service)

Copies to:
Michael R. Littenberg, Esq. Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Ph: (212) 756-2000 Fax: (212) 593-5955	Mark L. Johnson, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 Ph: (617) 526-6038 Fax: (617) 526-5000	Kris F. Heinzelman, Esq. LizabethAnn R. Eisen, Esq. Cravath, Swaine & Moore LLP 825 Eighth Avenue New York, NY 10019 Ph: (212) 474-1000 Fax: (212) 474-3700

        Approximate date of commencement of the proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        The purpose of this Amendment is solely to file Exhibit 5.1 to reflect the decrease in the number of shares being offered by the Registrant from 14,300,000 million shares to 9,000,000 shares. There are no other changes to Part I or Part II from the Amendment No. 12 filed by the Registrant on the date hereof to its Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

        The following table shows the costs and expenses, other than underwriting discounts and commissions, payable in connection with the sale and distribution of the securities being registered. Except as otherwise noted, we will pay all of these amounts. All amounts except the SEC registration fee, the Nasdaq National Market Listing fee and the NASD fee are estimated. All amounts will be filed by amendment.

SEC Registration Fee	$30,834
Nasdaq National Market Listing Fee	150,000
NASD Fee	25,168
Accounting Fees and Expenses	1,850,000
Legal Fees and Expenses	1,600,000
Printing Fees and Expenses	1,281,000
Miscellaneous	62,998

Total	$5,000,000

Item 14.    Indemnification of Directors and Officers

Indemnification Under the Delaware General Corporation Law

        Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. In addition, the DGCL does not permit indemnification in any threatened, pending or completed action or suit by or in the right of the corporation in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which such court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended. The DGCL also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director:

  (1)
  for any breach of the director's duty of loyalty to the corporation or its stockholders,

  (2)
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

  (3)
  for unlawful payments of dividends or unlawful stock purchases or redemptions, or

  (4)
  for any transaction from which the director derived an improper personal benefit.

        These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Indemnification Under Our Certificate of Incorporation

        Article Five of our certificate of incorporation provides that, to the fullest extent permitted by the DGCL (including, without limitation, paragraph (7) of subsection (b) of Section 102 thereof), as the same may be amended and supplemented from time to time, the personal liability of our directors and officers shall be eliminated.

        Article Seven of our certificate of incorporation provides that, to the fullest extent permitted by the DGCL (including, without limitation, Section 145 thereof), as the same may be amended and supplemented from time to time, we shall indemnify any and all persons whom we shall have the power to indemnify under the DGCL. The indemnification provided for in Article Seven of our certificate of incorporation shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled whether as a matter of law, under our amended and restated bylaws, by agreement, by vote of our stockholders or disinterested directors or otherwise.

Indemnification Under Our Bylaws

        Section 1 of Article VI of our bylaws provides that, to the fullest extent permitted by applicable law, as such may be amended from time to time, we shall indemnify any person (referred to herein as a Covered Person) who was or is a party or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively referred to herein as a proceeding), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director, or officer of the Company, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as provided in Section 3 of Article VI of our bylaws, we shall indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by our Board of Directors.

        Section 2 of Article VI of our bylaws provides that we shall pay expenses incurred by a Covered Person in defending any proceeding in advance of the final disposition of such proceeding, provided that to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the

Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under Article VI of our bylaws or otherwise.

        Section 3 of Article VI of our bylaws provides that if a claim for indemnification or advancement of expenses under Article VI of our bylaws is not paid in full within thirty days after we receive a written claim therefor by the Covered Person, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to the be paid the expense of prosecuting such claim. In any such action, we have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

        Section 4 of Article VI of our bylaws provides that the rights conferred on any Covered Person by Article VI of our bylaws shall not be deemed exclusive of any other rights to which such Covered Person may be entitled under any statute, provision of our certificate of incorporation, provision of our bylaws, agreement, vote of our stockholders or disinterested directors or otherwise.

        Section 5 of Article VI of our bylaws provides that our obligation to indemnify or to advance expenses to any Covered Person who was or is serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

        Section 6 of Article VI of our bylaws provides that any repeal or modification of the provisions of Article VI of our bylaws shall not adversely affect any right or protection of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

        Section 7 of Article VI of our bylaws provides that Article VI of our bylaws shall not limit our right, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Indemnification Under Indemnification Agreements With Our Directors and Officers

        Reference is made to the form of Indemnification Agreement to be entered into between us and each of our directors and certain of our officers pursuant to which we will agree to indemnify such persons to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

Item 15.    Recent Sales of Unregistered Securities

        The following is a list of all securities sold or issued by us within the past three years:

(1)
In April 2003, we sold 750,000 shares of our series A convertible preferred stock to investment entities affiliated with General Atlantic for an aggregate purchase price of $75.0 million. The shares were sold in reliance on Section 4(2) of the Securities Act in that the sale of the securities did not involve a public offering. The entities acquiring the shares represented to us that they were accredited investors and were acquiring the shares for investment and not distribution, and appropriate legends were affixed to the share certificates issued in such transaction.

(2)
In April 2003, we issued 2,250,000 shares of our series A convertible preferred stock to affiliates of Cerberus in exchange for the cancellation of $10.0 million outstanding indebtedness and certain rights, warrants and shares of our common stock held by such entities. The shares were issued in reliance on Section 4(2) of the Securities Act in that the sale of the securities did not involve a public offering. The entities acquiring the shares represented to us that they were accredited investors and were acquiring the shares for investment and not distribution, and appropriate legends were affixed to the share certificates issued in such transaction.

(3)
On May 21, 2004, we entered into a three-year Master Relationship Agreement (the "MRA") with IBM. In connection with the MRA, we issued a warrant to IBM on June 1, 2004 to purchase an amount of our common stock equal to $1.0 million divided by the offering price of our common stock in our initial public offering. The warrant vests over one year and expires at the earlier of (i) five years or (ii) six months from the date of termination of the MRA. The warrant was issued in reliance on Section 4(2) of the Securities Act in that the issuance of the warrant did not involve a public offering, and appropriate legends were affixed to the warrant and will be affixed to any share certificates upon exercise of the warrant.

(4)
On May 27, 2004, we issued stock appreciation rights to BLI-8787, Ltd. as part of the consideration in connection with the renegotiation of a lease. The stock appreciation rights entitle the holder to 127,281 shares of our common stock, subject to antidilution adjustment, upon consummation of our initial public offering prior to May 27, 2006. The stock appreciation rights were issued in reliance on Section 4(2) of the Securities Act in that the issuance of the stock appreciation rights did not involve a public offering. BLI-8787, Ltd. represented to us that it was an accredited investor and was acquiring such shares for investment and not distribution, and appropriate legends will be affixed to any share certificates issued for the stock appreciation rights.

(5)
On June 4, 2004, we issued subordinated convertible notes in the aggregate principal amount of $12,000,000 to Arzoon and certain of its investors as a portion of the purchase price for substantially all of the assets of Arzoon. Upon a change of control of our company or our initial public offering, each noteholder has the right to convert any portion of the amount then outstanding on such note into shares of our common stock at a conversion price of $19.64 per share, subject to antidilution adjustment.

(6)
Between July 2003 and July 31, 2004, we granted options to purchase 10,210,610 shares of our common stock to certain of our employees and independent directors pursuant to our equity incentive plan at exercise prices ranging from $2.06 to $16.50 per share. The options were issued pursuant to compensatory plans or agreements with our employees and directors in reliance on Rule 701 of the Securities Act.

        There were no underwriters employed in connection with the sales and issuances described in paragraphs (1) through (6).

Item 16.    Exhibits and Financial Statement Schedules.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.	(G)
3.1	Certificate of Incorporation of the Registrant.	(H)
3.2	Amended and Restated Bylaws of the Registrant.	(I)
4.1	Registration Rights Agreement, dated as of April 2, 2003, among the Registrant, General Atlantic Partners 76, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAPCO GmbH & Co. KG, SSA Investor, LLC, SSA Warrant Holdings, LLC, Ableco, L.L.C., Cerberus Partners, L.P., Cerberus Institutional Partners, L.P. and Madeleine L.L.C.	(B)
4.2	Specimen of Common Stock Certificate.	(F)

4.3	Common Stock Purchase Warrant, dated June 1, 2004, issued by the Registrant to International Business Machines Corporation.	(D)
5.1*	Opinion of Schulte Roth & Zabel LLP.
10.1	Amended and Restated Employment Agreement between the Registrant and Michael Greenough, dated as of January 3, 2003.	(E)
10.2	Supplemental Agreement Regarding Amended and Restated Employment Agreement between the Registrant and Michael Greenough.	(F)
10.3	Letter Agreement between the Registrant and Michael Greenough, dated April 25, 2005, regarding supplemental employment terms and conditions.	(K)
10.4	Management Lock-up Agreement between the Registrant and Michael Greenough, dated April 25, 2005.	(K)
10.5	Employment Agreement between the Registrant and Stephen P. Earhart, dated April 30, 2003.	(B)
10.6	Letter Agreement between the Registrant and Stephen P. Earhart, dated April 25, 2005, regarding supplemental employment terms and conditions.	(K)
10.7	Management Lock-up Agreement between the Registrant and Stephen P. Earhart, dated April 25, 2005.	(K)
10.8	Employment Agreement between the Registrant and Kirk Isaacson, dated August 9, 2000.	(B)
10.9	Agreement Governing Severance Obligations and Termination of Employment between the Registrant and Kirk Isaacson.	(F)
10.10	Employment Agreement between the Registrant and John Walles, dated August 23, 2000.	(B)
10.11	Agreement Governing Severance Obligations and Termination of Employment between the Registrant and John Walles.	(F)
10.12	Employment Agreement between the Registrant and Graeme Cooksley, dated April 1, 2000.	(B)
10.13	Letter Agreement between the Registrant and Graeme Cooksley, dated April 25, 2005, regarding supplemental employment terms and conditions.	(K)
10.14	Management Lock-up Agreement between the Registrant and Graeme Cooksley, dated April 25, 2005.	(K)
10.15	Employment Agreement between the Registrant and Ross Garrity, dated February 24, 2005.	(J)
10.16	Form of Fiscal 2005 Bonus Compensation Plan in which the named executive officers participate.	(C)
10.17	SSA Global Technologies, Inc. 2003 Equity Incentive Plan.	(B)
10.18	Form of Indemnification Agreement.	(D)
10.19	Agreement and Plan of Merger, dated as of October 28, 2002, among the Registrant, Samurai Merger Subsidiary, Inc. and Infinium Software, Inc.	(B)
10.20	Agreement and Plan of Merger, dated as of May 8, 2003, among the Registrant, Seneca Merger Subsidiary Inc., Seneca Acquisition Subsidiary Inc. and Elevon, Inc.	(B)
10.21	Combination Agreement, dated as of June 17, 2003, among the Registrant, 36338 Yukon Inc., Ironside Technologies Inc. and Joel Kallett.	(B)
10.22	Sale and Purchase Agreement, dated June 2, 2003, by and among Invensys Holdings Limited, Invensys, Inc., Invensys Twenty-One Limited, GAC Baan Acquisition LLC, Invensys, plc, General Atlantic Partners (Bermuda), L.P. and Cerberus Capital Management II, L.P.	(B)

10.23	Agreement, dated July 18, 2003, among Invensys Holdings Limited, Invensys, Inc., Invensys Twenty-One Limited, GAC Baan Acquisition LLC, General Atlantic Partners (Bermuda), L.P., Cerberus Capital Management II, L.P., the Registrant, SSA Caribbean and Harfsen Holding B.V.	(B)
10.24	Merger Agreement, dated as of August 15, 2003, among the Registrant, EXE Technologies, Inc. and Rush Merger Subsidiary, Inc.	(B)
10.25	Asset Purchase Agreement, dated as of June 4, 2004, among Arzoon, Inc., Arzoon Acquisition, Inc., Arzoon Asset Acquisition, Inc. and the Registrant.	(C)
10.26	Asset Purchase Agreement, dated as of June 11, 2004, among the Registrant, SSA Global Technologies Limited, Baan France SA, Baan Global BV, Baan Holding Central Europe GmbH, Invensys Systems, Inc., Invensys Production Solutions Limited, Invensys Production Solutions S.A., Invensys Production Solutions BV and Baan Process Solutions GMBH	(C)
10.27	Stock Appreciation Rights Agreement, dated as of May 27, 2004, between the Registrant and BLI-8787, Ltd.	(C)
10.28	Second Amended and Restated Subordinated Promissory Note, dated August 1, 2003, made by the Registrant in favor of Madeleine L.L.C. in the principal amount of $69,190,349.38.	(C)
10.29	Subordinated Promissory Note, dated December 18, 2003, made by the Registrant in favor of Madeleine L.L.C. in the principal amount of $23,000,000.00.	(C)
10.30	Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of General Atlantic Partners 77, L.P. in the principal amount of $6,830,495.47.	(C)
10.31	Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GAP Coinvestments III, LLC in the principal amount of $391,696.18.	(C)
10.32	Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GapStar, LLC in the principal amount of $241,444.30.	(C)
10.33	Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GapStar, LLC in the principal amount of $95,833.75.	(C)
10.34	Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GAP Coinvestments IV, LLC in the principal amount of $99,276.10.	(C)
10.35	Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GAPCO GmbH & Co. KG in the principal amount of $7,954.20.	(C)
10.36	Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of Madeleine L.L.C. in the principal amount of $97,557,880.06.	(C)
10.37	Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of General Atlantic Partners 76, L.P. in the principal amount of $30,295,718.90.	(C)
10.38	Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of GAP Coinvestment Partners II, L.P. in the principal amount of $1,773,182.23.	(C)
10.39	Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of GapStar, LLC in the principal amount of $406,491.17.	(C)
10.40	Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of GAPCO GmbH & Co. KG in the principal amount of $43,901.05.	(C)
10.41	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of After Corporation Liquidating Trust in the principal amount of $1,400,000.00.	(C)

10.42	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Bill Sickler in the principal amount of $250,000.00.	(C)
10.43	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Farid Dibachi in the principal amount of $215,757.91.	(C)
10.44	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Venrock Associates II, L.P. in the principal amount of $1,005,622.03.	(C)
10.45	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Venrock Associates II, L.P. in the principal amount of $904,882.19.	(C)
10.46	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Venrock Associates in the principal amount of $698,822.09.	(C)
10.47	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Venrock Associates in the principal amount of $628,816.44.	(C)
10.48	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Red Rock Ventures—Cayman Investors III, L.P. in the principal amount of $189,225.76.	(C)
10.49	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Red Rock Ventures—Cayman Investors III, L.P. in the principal amount of $170,271.22.	(C)
10.50	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Red Rock Ventures—SBIC III, L.P. in the principal amount of $1,515,218.36.	(C)
10.51	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Red Rock Ventures—SBIC III, L.P. in the principal amount of $1,363,427.41.	(C)
10.52	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of InnoCal II, L.P. in the principal amount of $2,124,257.96.	(C)
10.53	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of InnoCal II, L.P. in the principal amount of $1,533,698.63.	(C)
10.54	Stock Purchase Agreement, dated March 10, 2003, among the Registrant, Cerberus Capital Management, L.P., General Atlantic Partners 76, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC and GAPCO GmbH & Co. KG.	(D)
10.55	Securities Exchange Agreement, dated April 2, 2003, among the Registrant, SSA Investor, L.L.C., SSA Warrant Holdings, L.L.C., Ableco, L.L.C. Cerberus Partners, L.P., Cerberus Institutional Partners, L.P., and Madeleine L.L.C.	(D)
10.56	Stockholders Agreement, dated April 2, 2003, among the Registrant, General Atlantic Partners 76, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAPCO GmbH & Co. KG, SSA Investor, LLC, Ableco, L.L.C., Cerberus Partners, L.P., Cerberus Institutional Partners, L.P., and Madeleine L.L.C.	(E)
10.57	Letter Agreement, dated November 17, 2004, between the Registrant and Madeleine L.L.C. extending the maturity date of the Subordinated Promissory Note, dated December 18, 2003, made by the Registrant in favor of Madeleine L.L.C. in the principal amount of $23,000,000.00.	(E)
10.58	Letter Agreement, dated November 17, 2004, between the Registrant and Madeleine L.L.C. extending the maturity date of the Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of Madeleine L.L.C. in the principal amount of $97,557,880.06.	(E)
10.59	Letter Agreement, dated November 17, 2004, between the Registrant and General Atlantic Partners 77, L.P. extending the maturity date of the Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of General Atlantic Partners 77, L.P. in the principal amount of $6,830,495.47.	(E)

10.60	Letter Agreement, dated November 17, 2004, between the Registrant and GAP Coinvestments III, LLC extending the maturity date of the Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GAP Coinvestments III, LLC in the principal amount of $391,696.18.	(E)
10.61	Letter Agreement, dated November 17, 2004, between the Registrant and GapStar, LLC extending the maturity date of the Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GapStar, LLC in the principal amount of $241,444.30.	(E)
10.62	Letter Agreement, dated November 17, 2004, between the Registrant and GapStar, LLC extending the maturity date of the Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GapStar, LLC in the principal amount of $95,833.75.	(E)
10.63	Letter Agreement, dated November 17, 2004, between the Registrant and GAP Coinvestments IV, LLC extending the maturity date of the Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GAP Coinvestments IV, LLC in the principal amount of $99,276.10.	(E)
10.64	Letter Agreement, dated November 17, 2004, between the Registrant and GAPCO GmbH & Co. KG extending the maturity date of the Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GAPCO GmbH & Co. KG in the principal amount of $7,954.20.	(E)
10.65	Letter Agreement, dated November 17, 2004, between the Registrant and General Atlantic Partners 76, L.P. extending the maturity date of the Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of General Atlantic Partners 76, L.P. in the principal amount of $30,295,718.90.	(E)
10.66	Letter Agreement, dated November 17, 2004, between the Registrant and GAP Coinvestment Partners II, L.P. extending the maturity date of the Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of GAP Coinvestment Partners II, L.P. in the principal amount of $1,773,182.23.	(E)
10.67	Letter Agreement, dated November 17, 2004, between the Registrant and GapStar, LLC extending the maturity date of the Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of GapStar, LLC in the principal amount of $406,491.17.	(E)
10.68	Letter Agreement, dated November 17, 2004, between the Registrant and GAPCO GmbH & Co. KG extending the maturity date of the Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of GAPCO GmbH & Co. KG in the principal amount of $43,901.05.	(E)
10.69	Form of Senior Unsecured Promissory Note to be issued by the Registrant to Madeleine L.L.C. upon closing of this offering.	(J)
10.70	Form of Senior Unsecured Promissory Note to be issued by the Registrant to General Atlantic Partners 76, L.P. upon closing of this offering.	(J)
10.71	Form of Senior Unsecured Promissory Note to be issued by the Registrant to General Atlantic Partners 77, L.P. upon closing of this offering.	(J)
10.72	Form of Senior Unsecured Promissory Note to be issued by the Registrant to GAPCO GmbH & Co. KG upon closing of this offering.	(J)
10.73	Form of Senior Unsecured Promissory Note to be issued by the Registrant to GAP Coinvestment Partners II, L.P. upon closing of this offering.	(J)
10.74	Form of Senior Unsecured Promissory Note to be issued by the Registrant to GAP Coinvestments III, LLC upon closing of this offering.	(J)

10.75	Form of Senior Unsecured Promissory Note to be issued by the Registrant to GAP Coinvestments IV, LLC upon closing of this offering.	(J)
10.76	Form of Senior Unsecured Promissory Note to be issued by the Registrant to GapStar, LLC upon closing of this offering.	(J)
21.1	List of subsidiaries of the Registrant	(G)
23.1**	Consent of Grant Thornton LLP regarding the consolidated financial statements of the Registrant and its subsidiaries
23.2**	Consent of PricewaterhouseCoopers LLP regarding the consolidated financial statements of Infinium Software, Inc. and its subsidiaries
23.3**	Consent of Grant Thornton LLP regarding the consolidated financial statements of Ironside Technologies, Inc. and its subsidiaries
23.4**	Consent of PricewaterhouseCoopers LLP regarding the consolidated financial statements of Ironside Technologies, Inc. and its subsidiaries.
23.5**	Consent of Ernst & Young Accountants regarding the combined consolidated financial statements of Baan UK, Ltd., Baan U.S.A. Inc., and Baan Global B.V.
23.6**	Consent of Deloitte & Touche LLP regarding the consolidated financial statements of Elevon, Inc. and its subsidiaries
23.7**	Consent of Ernst & Young LLP regarding the consolidated financial statements of EXE Technologies, Inc. and its subsidiaries
23.8	Consent of Schulte Roth & Zabel LLP (incorporated by reference in Exhibit 5.1)	(G)
24.1	Power of Attorney (included on signature page of initial filing)	(A)
24.2	Power of Attorney of Marcus C. Hansen.	(C)
24.3	Power of Attorney of James N. Chapman.	(C)
24.4	Power of Attorney of Raymond H. Wechsler.	(C)

(A)
Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(B)
Previously filed on August 9, 2004 as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(C)
Previously filed on October 22, 2004 as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(D)
Previously filed on November 15, 2004 as an exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(E)
Previously filed on December 21, 2004 as an exhibit to Amendent No. 4 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(F)
Previously filed on February 28, 2005 as an exhibit to Amendment No. 5 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(G)
Previously filed on March 21, 2005 as an exhibit to Amendment No. 6 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(H)
Supersedes exhibit previously filed on March 21, 2005 as Exhibit 3.2 to Amendment No. 6 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(I)
As previously filed on March 21, 2005 as Exhibit 3.4 to Amendment No. 6 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(J)
As previously filed on April 15, 2005 as an exhibit to Amendment No. 8 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(K)
As previously filed on April 27, 2005 as an exhibit to Amendment No. 9 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

*
Filed herewith.

**
Filed as an exhibit to Amendment No. 11 to the Registrant's Registration Statement on Form S-1 (Reg No. 333-116156) originally filed with the SEC on June 3, 2004.

Item 17.    Undertakings.

  (a)
  The undersigned Registrant hereby undertakes:

  (1)
  To provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (2)
  That, for the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and conformed in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (3)
  That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the security offered therein and the offering of such securities of such form shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, SSA Global Technologies, Inc. has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 25th day of May, 2005.

SSA GLOBAL TECHNOLOGIES, INC.
By:	/s/ MICHAEL GREENOUGH
Name: Michael Greenough Title: Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ MICHAEL GREENOUGH Michael Greenough	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	May 25, 2005
/s/ STEPHEN P. EARHART Stephen P. Earhart	Executive Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	May 25, 2005
* John W. Barter	Director	May 25, 2005
* James N. Chapman	Director	May 25, 2005
* William E. Ford	Director	May 25, 2005
* Michael M. Green	Director	May 25, 2005
* Marcus C. Hansen	Director	May 25, 2005
* Pieter Korteweg	Director	May 25, 2005
* Marc F. McMorris	Director	May 25, 2005

* Mark Neporent	Director	May 25, 2005
* Raymond H. Wechsler	Director	May 25, 2005
*By:	/s/ STEPHEN P. EARHART Stephen P. Earhart Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement	(G)
3.1	Certificate of Incorporation of the Registrant	(H)
3.2	Amended and Restated Bylaws of the Registrant	(I)
4.1
	Registration Rights Agreement, dated as of April 2, 2003, among the Registrant, General Atlantic Partners 76, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAPCO GmbH & Co. KG, SSA Investor, LLC, SSA Warrant Holdings, LLC, Ableco, L.L.C., Cerberus Partners, L.P., Cerberus Institutional Partners, L.P. and Madeleine L.L.C.	(B)
4.2	Specimen of Common Stock Certificate	(F)
4.3	Common Stock Purchase Warrant, dated June 1, 2004, issued by the Registrant to International Business Machines Corporation	(D)
5.1*	Opinion of Schulte Roth & Zabel LLP
10.1	Amended and Restated Employment Agreement between the Registrant and Michael Greenough, dated as of January 3, 2003	(E)
10.2	Supplemental Agreement Regarding Amended and Restated Employment Agreement between the Registrant and Michael Greenough	(F)
10.3	Letter Agreement between the Registrant and Michael Greenough, dated April 25, 2005, regarding supplemental employment terms and conditions	(K)
10.4	Management Lock-up Agreement between the Registrant and Michael Greenough, dated April 25, 2005	(K)
10.5	Employment Agreement between the Registrant and Stephen P. Earhart, dated April 30, 2003	(B)
10.6	Letter Agreement between the Registrant and Stephen P. Earhart, dated April 25, 2005, regarding supplemental employment terms and conditions	(K)
10.7	Management Lock-up Agreement between the Registrant and Stephen P. Earhart, dated April 25, 2005	(K)
10.8	Employment Agreement between the Registrant and Kirk Isaacson, dated August 9, 2000	(B)
10.9	Agreement Governing Severance Obligations and Termination of Employment between the Registrant and Kirk Isaacson	(F)
10.10	Employment Agreement between the Registrant and John Walles, dated August 23, 2000	(B)
10.11	Agreement Governing Severance Obligations and Termination of Employment between the Registrant and John Walles	(F)
10.12	Employment Agreement between the Registrant and Graeme Cooksley, dated April 1, 2000	(B)
10.13	Letter Agreement between the Registrant and Graeme Cooksley, dated April 25, 2005, regarding supplemental employment terms and conditions	(K)

10.14	Management Lock-up Agreement between the Registrant and Graeme Cooksley, dated April 25, 2005	(K)
10.15	Employment Agreement between the Registrant and Ross Garrity, dated February 24, 2005	(J)
10.16	Form of Fiscal 2005 Bonus Compensation Plan in which the named executive officers participate	(C)
10.17	SSA Global Technologies, Inc. 2003 Equity Incentive Plan	(B)
10.18	Form of Indemnification Agreement	(D)
10.19	Agreement and Plan of Merger, dated as of October 28, 2002, among the Registrant, Samurai Merger Subsidiary, Inc. and Infinium Software, Inc.	(B)
10.20	Agreement and Plan of Merger, dated as of May 8, 2003, among the Registrant, Seneca Merger Subsidiary Inc., Seneca Acquisition Subsidiary Inc. and Elevon, Inc.	(B)
10.21	Combination Agreement, dated as of June 17, 2003, among the Registrant, 36338 Yukon Inc., Ironside Technologies Inc. and Joel Kallett	(B)
10.22
	Sale and Purchase Agreement, dated June 2, 2003, by and among Invensys Holdings Limited, Invensys, Inc., Invensys Twenty-One Limited, GAC Baan Acquisition LLC, Invensys, plc, General Atlantic Partners (Bermuda), L.P. and Cerberus Capital Management II, L.P.	(B)
10.23
	Agreement, dated July 18, 2003, among Invensys Holdings Limited, Invensys, Inc., Invensys Twenty-One Limited, GAC Baan Acquisition LLC, General Atlantic Partners (Bermuda), L.P., Cerberus Capital Management II, L.P., the Registrant, SSA Caribbean and Harfsen Holding B.V.	(B)
10.24	Merger Agreement, dated as of August 15, 2003, among the Registrant, EXE Technologies, Inc. and Rush Merger Subsidiary, Inc.	(B)
10.25	Asset Purchase Agreement, dated as of June 4, 2004, among Arzoon, Inc., Arzoon Acquisition, Inc., Arzoon Asset Acquisition, Inc. and the Registrant.	(C)
10.26
	Asset Purchase Agreement, dated as of June 11, 2004, among the Registrant, SSA Global Technologies Limited, Baan France SA, Baan Global BV, Baan Holding Central Europe GmbH, Invensys Systems, Inc., Invensys Production Solutions Limited, Invensys Production Solutions S.A., Invensys Production Solutions BV and Baan Process Solutions GMBH	(C)
10.27	Stock Appreciation Rights Agreement, dated as of May 27, 2004, between the Registrant and BLI-8787, Ltd.	(C)
10.28	Second Amended and Restated Subordinated Promissory Note, dated August 1, 2003, made by the Registrant in favor of Madeleine L.L.C. in the principal amount of $69,190,349.38.	(C)
10.29	Subordinated Promissory Note, dated December 18, 2003, made by the Registrant in favor of Madeleine L.L.C. in the principal amount of $23,000,000.00.	(C)
10.30	Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of General Atlantic Partners 77, L.P. in the principal amount of $6,830,495.47.	(C)

10.31	Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GAP Coinvestments III, LLC in the principal amount of $391,696.18.	(C)

10.32	Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GapStar, LLC in the principal amount of $241,444.30.	(C)
10.33	Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GapStar, LLC in the principal amount of $95,833.75.	(C)
10.34	Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GAP Coinvestments IV, LLC in the principal amount of $99,276.10.	(C)
10.35	Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GAPCO GmbH & Co. KG in the principal amount of $7,954.20.	(C)
10.36	Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of Madeleine L.L.C. in the principal amount of $97,557,880.06.	(C)
10.37	Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of General Atlantic Partners 76, L.P. in the principal amount of $30,295,718.90.	(C)
10.38	Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of GAP Coinvestment Partners II, L.P. in the principal amount of $1,773,182.23.	(C)
10.39	Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of GapStar, LLC in the principal amount of $406,491.17.	(C)
10.40	Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of GAPCO GmbH & Co. KG in the principal amount of $43,901.05.	(C)
10.41	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of After Corporation Liquidating Trust in the principal amount of $1,400,000.00.	(C)
10.42	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Bill Sickler in the principal amount of $250,000.00.	(C)
10.43	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Farid Dibachi in the principal amount of $215,757.91.	(C)
10.44	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Venrock Associates II, L.P. in the principal amount of $1,005,622.03.	(C)
10.45	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Venrock Associates II, L.P. in the principal amount of $904,882.19.	(C)
10.46	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Venrock Associates in the principal amount of $698,822.09.	(C)
10.47	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Venrock Associates in the principal amount of $628,816.44.	(C)
10.48	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Red Rock Ventures—Cayman Investors III, L.P. in the principal amount of $189,225.76.	(C)
10.49	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Red Rock Ventures—Cayman Investors III, L.P. in the principal amount of $170,271.22.	(C)

10.50	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Red Rock Ventures—SBIC III, L.P. in the principal amount of $1,515,218.36.	(C)
10.51	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of Red Rock Ventures—SBIC III, L.P. in the principal amount of $1,363,427.41.	(C)
10.52	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of InnoCal II, L.P. in the principal amount of $2,124,257.96.	(C)
10.53	Subordinated Convertible Note, dated June 4, 2004, made by the Registrant in favor of InnoCal II, L.P. in the principal amount of $1,533,698.63.	(C)
10.54
	Stock Purchase Agreement, dated March 10, 2003, among the Registrant, Cerberus Capital Management, L.P., General Atlantic Partners 76, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC and GAPCO GmbH & Co. KG.	(D)
10.55
	Securities Exchange Agreement, dated April 2, 2003, among the Registrant, SSA Investor, L.L.C., SSA Warrant Holdings, L.L.C., Ableco, L.L.C. Cerberus Partners, L.P., Cerberus Institutional Partners, L.P., and Madeleine L.L.C.	(D)
10.56
	Stockholders Agreement, dated April 2, 2003, among the Registrant, General Atlantic Partners 76, L.P., GAP Coinvestment Partners II, L.P., GapStar, LLC, GAPCO GmbH & Co. KG, SSA Investor, LLC, Ableco, L.L.C., Cerberus Partners, L.P., Cerberus Institutional Partners, L.P., and Madeleine L.L.C.	(E)
10.57
	Letter Agreement, dated November 17, 2004, between the Registrant and Madeleine L.L.C. extending the maturity date of the Subordinated Promissory Note, dated December 18, 2003, made by the Registrant in favor of Madeleine L.L.C. in the principal amount of $23,000,000.00.	(E)
10.58
	Letter Agreement, dated November 17, 2004, between the Registrant and Madeleine L.L.C. extending the maturity date of the Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of Madeleine L.L.C. in the principal amount of $97,557,880.06.	(E)
10.59
	Letter Agreement, dated November 17, 2004, between the Registrant and General Atlantic Partners 77, L.P. extending the maturity date of the Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of General Atlantic Partners 77, L.P. in the principal amount of $6,830,495.47.	(E)
10.60
	Letter Agreement, dated November 17, 2004, between the Registrant and GAP Coinvestments III, LLC extending the maturity date of the Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GAP Coinvestments III, LLC in the principal amount of $391,696.18.	(E)
10.61
	Letter Agreement, dated November 17, 2004, between the Registrant and GapStar, LLC extending the maturity date of the Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GapStar, LLC in the principal amount of $241,444.30.	(E)
10.62
	Letter Agreement, dated November 17, 2004, between the Registrant and GapStar, LLC extending the maturity date of the Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GapStar, LLC in the principal amount of $95,833.75.	(E)

10.63
	Letter Agreement, dated November 17, 2004, between the Registrant and GAP Coinvestments IV, LLC extending the maturity date of the Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GAP Coinvestments IV, LLC in the principal amount of $99,276.10.	(E)
10.64
	Letter Agreement, dated November 17, 2004, between the Registrant and GAPCO GmbH & Co. KG extending the maturity date of the Subordinated Promissory Note, dated January 20, 2004, made by the Registrant in favor of GAPCO GmbH & Co. KG in the principal amount of $7,954.20.	(E)
10.65
	Letter Agreement, dated November 17, 2004, between the Registrant and General Atlantic Partners 76, L.P. extending the maturity date of the Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of General Atlantic Partners 76, L.P. in the principal amount of $30,295,718.90.	(E)
10.66
	Letter Agreement, dated November 17, 2004, between the Registrant and GAP Coinvestment Partners II, L.P. extending the maturity date of the Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of GAP Coinvestment Partners II, L.P. in the principal amount of $1,773,182.23.	(E)
10.67
	Letter Agreement, dated November 17, 2004, between the Registrant and GapStar, LLC extending the maturity date of the Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of GapStar, LLC in the principal amount of $406,491.17.	(E)
10.68
	Letter Agreement, dated November 17, 2004, between the Registrant and GAPCO GmbH & Co. KG extending the maturity date of the Second Amended and Restated Promissory Note, dated February 26, 2004, made by the Registrant in favor of GAPCO GmbH & Co. KG in the principal amount of $43,901.05.	(E)
10.69	Form of Senior Unsecured Promissory Note to be issued by the Registrant to Madeleine L.L.C. upon closing of this offering.	(J)
10.70	Form of Senior Unsecured Promissory Note to be issued by the Registrant to General Atlantic Partners 76, L.P. upon closing of this offering.	(J)
10.71	Form of Senior Unsecured Promissory Note to be issued by the Registrant to General Atlantic Partners 77, L.P. upon closing of this offering.	(J)
10.72	Form of Senior Unsecured Promissory Note to be issued by the Registrant to GAPCO GmbH & Co. KG upon closing of this offering.	(J)
10.73	Form of Senior Unsecured Promissory Note to be issued by the Registrant to GAP Coinvestment Partners II, L.P. upon closing of this offering.	(J)
10.74	Form of Senior Unsecured Promissory Note to be issued by the Registrant to GAP Coinvestments III, LLC upon closing of this offering.	(J)
10.75	Form of Senior Unsecured Promissory Note to be issued by the Registrant to GAP Coinvestments IV, LLC upon closing of this offering.	(J)
10.76	Form of Senior Unsecured Promissory Note to be issued by the Registrant to GapStar, LLC upon closing of this offering.	(J)
21.1	List of subsidiaries of the Registrant	(G)
23.1**	Consent of Grant Thornton LLP regarding the consolidated financial statements of the Registrant and its subsidiaries

23.2**	Consent of PricewaterhouseCoopers LLP regarding the consolidated financial statements of Infinium Software, Inc. and its subsidiaries
23.3**	Consent of Grant Thornton LLP regarding the consolidated financial statements of Ironside Technologies, Inc. and its subsidiaries
23.4**	Consent of PricewaterhouseCoopers LLP regarding the consolidated financial statements of Ironside Technologies, Inc. and its subsidiaries.
23.5**	Consent of Ernst & Young Accountants regarding the combined consolidated financial statements of Baan UK, Ltd., Baan U.S.A. Inc., and Baan Global B.V.
23.6**	Consent of Deloitte & Touche LLP regarding the consolidated financial statements of Elevon, Inc. and its subsidiaries
23.7**	Consent of Ernst & Young LLP regarding the consolidated financial statements of EXE Technologies, Inc. and its subsidiaries
23.8	Consent of Schulte Roth & Zabel LLP (incorporated by reference in Exhibit 5.1)	(G)
24.1	Power of Attorney (included on signature page of initial filing)	(A)
24.2	Power of Attorney of Marcus C. Hansen.	(C)
24.3	Power of Attorney of James N. Chapman.	(C)
24.4	Power of Attorney of Raymond H. Wechsler.	(C)

(A)
Previously filed as an exhibit to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(B)
Previously filed on August 9, 2004 as an exhibit to Amendment No. 1 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(C)
Previously filed on October 22, 2004 as an exhibit to Amendment No. 2 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(D)
Previously filed on November 15, 2004 as an exhibit to Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(E)
Previously filed on December 21, 2004 as an exhibit to Amendent No. 4 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(F)
Previously filed on February 28, 2005 as an exhibit to Amendment No. 5 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(G)
Previously filed on March 21, 2005 as an exhibit to Amendment No. 6 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(H)
Supersedes exhibit previously filed on March 21, 2005 as Exhibit 3.2 to Amendment No. 6 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(I)
As previously filed on March 21, 2005 as Exhibit 3.4 to Amendment No. 6 to the Registrant's Registration Statement on Form S-1 (Reg No. 333-116156) originally filed with the SEC on June 3, 2004.

(J)
As previously filed on April 15, 2005 as an exhibit to Amendment No. 8 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

(K)
As previously filed on April 27, 2005 as an exhibit to Amendment No. 9 to the Registrant's Registration Statement on Form S-1 (Reg. No. 333-116156) originally filed with the SEC on June 3, 2004.

*
Filed herewith.

**
As an exhibit to Amendment No. 11 to the Registrant's Registration Statement on Form S-1 (Reg No. 333-116156) originally filed with the SEC on June 3, 2004.

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
EXHIBIT INDEX
SIGNATURES
EXHIBIT INDEX